UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 17, 2018

Jabil Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14063	38-1886260
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10560 Dr. Martin Luther King, Jr. Street North, St. Petersburg, Florida 33716

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (727) 577-9749

Jabil Inc.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934(§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously reported, Jabil President William E. Peters has elected to retire effective December 31, 2018. In connection with his retirement, Mr. Peters entered into an Agreement and Release dated December 17, 2018 (the “Agreement”).

Mr. Peters will be entitled to the following benefits under his Agreement commencing in January 2019: four quarterly severance payments of $250,000 paid on the schedule described in the Agreement and continuation of group medical insurance coverage subsidized by Jabil for the lesser of 18 months or until Mr. Peters becomes covered by the group health coverage of a successor employer.

Pursuant to the Agreement, Mr. Peters was also granted restricted stock unit (“RSU”) awards under Jabil’s 2011 Stock Award and Incentive Plan on December 17, 2018 with an aggregate grant date fair value of approximately $1,000,000 as follows: (a) 12,980 time-based RSUs vesting at the rate of 30% on the first anniversary of the grant date, 30% on the second anniversary of the grant date and 40% on the third anniversary of the grant date; (b) 12,980 performance-based RSUs vesting dependent upon the satisfaction of a cumulative adjusted core earnings per share (Non-GAAP) target during the performance period beginning September 1, 2018 and ending August 31, 2021 (maximum vesting is capped at 150% of such RSUs for performance above target), and (c) 12,980 market-based RSUs vesting dependent upon the Company’s total shareholder return relative to the other companies in the S&P Supercomposite Technology Hardware and Equipment Index during the period beginning on September 1, 2018 and ending August 31, 2021 (maximum vesting is capped at 200% of such RSUs for performance above target). The Agreement also provides that, with respect to his outstanding equity and equity-based awards, Jabil will abide by the terms of the applicable award agreements.

In addition, Mr. Peters will release claims against Jabil as described in the Agreement and be subject to a covenant not to sue; confidentiality provisions; and, until December 31, 2019, non-compete and non-solicitation provisions; all on standard terms.

The foregoing summary is qualified in its entirety by reference to the Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

10.1	Agreement and Release dated December 17, 2018 between Jabil Inc. and William E. Peters

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JABIL INC. (Registrant)

December 20, 2018	By:	/s/ Susan Wagner-Fleming
Susan Wagner-Fleming
Vice President, Deputy General Counsel and Corporate Secretary